Exhibit 99.2

WRITTEN CONSENT TO ACTION

OF THE SOLE OFFICER AND DIRECTOR OF

SAVMOBI TECHNOLOGY INC.

June 08, 2022

The undersigned, being the Sole Officer and Director of SavMobi Technology Inc., a Nevada corporation, pursuant to the Bylaws of the Corporation and the Nevada Business Corporation Act, hereby takes, confirms and approves the actions described in the resolutions below.

WHEREAS:

1.	The Corporation has agreed to accept the resignation of MA HongYu from the position of CEO,CFO, President, Treasurer and Secretary, Director and;
2.	The Corporation requires the services of a President, Treasurer and Secretary, and;
3.	Ms. CHEN XinXin has the required experiences, training and skills, and;
4.	The Corporation believes that it is in the best interest of the Corporation to appoint Ms. CHEN XinXin as the Corporation’s CEO,CFO, President, Treasurer, Secretary and as a Director;

NOW THEREFORE IT IS RESOLVED THAT

1.	Effective immediately following the ratification by his signing of this Consent to Action by MA HongYu, current CEO,CFO, President, Treasurer Secretary and Director of the Corporation, the Corporation accepts the resignation of MA HongYu from all the aforesaid positions;

2.	Effective immediately following the acceptance by the Corporation of the resignation of MA HongYu, the Corporation hereby appoints Ms.CHEN XinXin to the position of CEO,CFO, President, Treasurer, Secretary and Director.

3.	The appropriate officers of the Corporation are hereby authorized and directed to take all such further action and to execute, acknowledge, deliver and/or file all such other instruments and documents in the name and on behalf of the Corporation, as in their judgment shall be necessary, proper or advisable, in order to fully carry out the intent and to accomplish the purposes of the foregoing resolution.

IN WITNESS WHEREOF, the undersigned has executed these Consent Resolutions as of the 8th day of June 2022.

/s/ CHEN XinXin
CHEN XinXin President and Director
SavMobi Technology Inc.